Exhibit 10.1
AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT
This Amendment No. 1 to Distribution Agreement (this “Amendment”) is made and entered into as of May 27, 2026, by and among Host Hotels & Resorts, Inc., a Maryland corporation (the “Company”), J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, each in their capacities as Agents and/or Forward Sellers (as applicable), and JPMorgan Chase Bank, National Association, Bank of America, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, each in their capacities as Forward Purchasers.
WHEREAS, the parties hereto are party to that certain Distribution Agreement, dated as of May 31, 2023 (the “Distribution Agreement”);
WHEREAS, the Distribution Agreement provides for the offering and sale of common stock, $0.01 par value per share, of the Company having an aggregate Gross Sales Price of up to $600,000,000;
WHEREAS, Section 19 of the Distribution Agreement provides that the Distribution Agreement may be amended in writing signed by the parties thereto; and
WHEREAS, the parties hereto desire to amend the Distribution Agreement to modify certain provisions relating to the term and termination of the Distribution Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Amendments.
a.All references in the Distribution Agreement to the Company’s registration statement on Form S-3ASR (No. 333-264313) are hereby deleted and replaced with references to the Company’s registration statement on Form S-3ASR (No. 333-286435), filed with the Securities and Exchange Commission on April 8, 2025.
b.Section 2(c) of the Distribution Agreement is hereby amended and replaced in its entirety to read as follows:
“(c) Payment of the Net Agency Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the applicable Agent) following each Purchase Date (each, an “Agency Settlement Date”).”

c.Section 8 of the Distribution Agreement is hereby amended and replaced in its entirety to read as follows:
“8.    Termination.
(a)     (i)    The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents, the Forward Sellers and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agents and the Forward Sellers, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4(l), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)     In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents, the Forward Sellers and the Forward Purchasers.
(b)     (i)    The Agents, the Forward Sellers or the Forward Purchasers, as applicable, may terminate this Agreement in their sole discretion at any time upon giving prior written notice to the Company and any Agent, Forward Purchaser or Forward Seller may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4(l), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)    In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination by the Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by The Nasdaq Stock Market LLC; (ii) trading of any securities issued or guaranteed by the Company or any of its consolidated subsidiaries shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause, in the Agents’ judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If any Agent or the Agents elect to terminate its or their obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)    [Reserved].
(d)    This Agreement shall remain in full force and effect until the earliest of (A) termination of this Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements, in each case except that the provisions of Section 3, 4(l), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.
(e)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers and the Forward Purchasers or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or 8(b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.”
2.Effect of Amendment. Except as expressly amended hereby, the Distribution Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Distribution Agreement, the terms of this Amendment shall control. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Distribution Agreement.
3.References. On and after the date hereof, each reference in the Distribution Agreement to “this Agreement,” “hereof,” “herein,” “hereunder” or words of like import referring to the Distribution Agreement shall mean and be a reference to the Distribution Agreement as amended by this Amendment.
4.Governing Law. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.
5.Counterparts. This Amendment may be executed in two or more counterparts and delivered by facsimile or in electronic form, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and the parties hereto, please so indicate in the space provided below for that purpose, whereupon this letter and the acceptance of each of the parties hereto shall constitute a binding agreement among the Company and the parties hereto.
Very truly yours,
HOST HOTELS & RESORTS, INC.

By: /s/ Joseph C. Ottinger
Name:    Joseph C. Ottinger
Title:    Senior Vice President and Corporate Controller

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

As Agents and Forward Sellers (As Applicable)	As Forward Purchasers
J.P. Morgan Securities LLC By: /s/ Sanjeet Dewal Name: Sanjeet Dewal Title: Managing Director	JPMorgan Chase Bank, National Association By: /s/ Sanjeet Dewal Name: Sanjeet Dewal Title: Managing Director
BofA Securities, Inc. By: /s/ Jeffrey Horowitz Name: Jeffrey Horowitz Title: Managing Director	Bank of America, N.A. By: /s/ Jake Mendelsohn Name: Jake Mendelsohn Title: Managing Director

Goldman Sachs & Co. LLC By: /s/ Jonathan Armstrong Name: Jonathan Armstrong Title: Managing Director	Goldman Sachs & Co. LLC By: /s/ Jonathan Armstrong Name: Jonathan Armstrong Title: Managing Director
Jefferies LLC By: /s/ Michael Bluhm Name: Michael Bluhm Title: Managing Director	Jefferies LLC By: /s/ Michael Bluhm Name: Michael Bluhm Title: Managing Director

Morgan Stanley & Co. LLC By: /s/ Daniel Croitoru_____________ Name: Daniel Croitoru Title: Vice President	Morgan Stanley & Co. LLC By: /s/ Ellen Weinstein______________ Name: Ellen Weinstein Title: Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

Scotia Capital (USA) Inc. By: /s/ Tim Mann Name: Tim Mann Title: Managing Director	The Bank of Nova Scotia By: /s/ Tim Mann Name: Tim Mann Title: Managing Director

Truist Securities, Inc. By: /s/ Keith Carpenter Name: Keith Carpenter Title: Managing Director	Truist Bank By: /s/ Rakesh Mangat Name: Rakesh Mangat Title: Managing Director

Wells Fargo Securities, LLC By: /s/ Rohit Mehta Name: Rohit Mehta Title: Managing Director	Wells Fargo Bank, National Association By: /s/ Christine Roemer Name: Christine Roemer Title: Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]